Exhibit 99.1
PRESS RELEASE

Contact:	Investors:
Kevin C. O’Boyle	Patrick F. Williams
EVP & Chief Financial Officer	Vice President, Finance & Investor Relations
NuVasive, Inc.	NuVasive, Inc.
858-909-1998	858-638-5511
investorrelations@nuvasive.com	investorrelations@nuvasive.com

Media:
Jason Rando
The Ruth Group
646-536-7025 jrando@theruthgroup.com
NUVASIVE REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS
— Increases 2009 Guidance for Revenue and Earnings per Share —
Second Quarter 2009 Highlights:
•	Total revenue of $88.5 million; up 54.1% from the second quarter 2008 and up 10.6% from first quarter 2009
•	Gross margin of 81.1% compared to 83.3% for second quarter 2008 and to 81.5% for first quarter 2009
•	GAAP earnings of $2.8 million or $0.07 per share; Non-GAAP earnings of $12.0 million or $0.31 per share
•	Earnings per share, excluding intellectual property litigation and acquisition related costs, of $0.11

SAN DIEGO, July 23, 2009 — NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today financial results for the quarter ended June 30, 2009.
NuVasive reported second quarter revenue of $88.5 million, a 54.1% increase over the $57.4 million for the second quarter 2008 and a 10.6% increase over the $80.0 million for the first quarter 2009.
Gross profit for the second quarter 2009 was $71.8 million and gross margin was 81.1%, compared to a gross profit of $47.8 million and a gross margin of 83.3% for the second quarter 2008. For first quarter 2009, gross profit was $65.2 million and gross margin was 81.5%.
Total operating expenses for the second quarter 2009 were $67.3 million compared to $48.5 million in the second quarter 2008 and $68.7 million in the first quarter 2009. Operating expenses include $0.6 million for Progentix and Cervitech acquisition costs and $1.0 million related to intellectual property litigation.
On a GAAP basis, the Company reported net income of $2.8 million, or $0.07 per share, for the second quarter 2009.
On a non-GAAP basis, the Company reported net income of $12.0 million, or $0.31 per share, for the second quarter 2009. The non-GAAP earnings per share calculations for the second quarter exclude (i) stock based compensation of $6.3 million; (ii) amortization of acquired intangible assets of $1.4 million; (iii) acquisition related costs of $0.6 million; and (iv) intellectual property litigation costs of $1.0 million.
Cash, cash equivalents and short and long-term marketable securities were $180.8 million at June 30, 2009.
Alex Lukianov, Chairman and Chief Executive Officer, said, “Our proprietary XLIF® procedure, along with NuVasive’s full complementary product suite, is gaining adoption and utilization because it provides significant benefits to patients, doctors and hospitals. We are pleased with our financial performance in the second quarter of 2009 and we look forward to continued market share gains driving revenue growth and increased profitability. We are determined to become the #4 global spine company by developing innovative products and by proliferating a corporate culture of speed that generates results.”

Updated 2009 Financial Guidance
NuVasive is updating its full year 2009 financial guidance as follows:
     Revenue:
•	$360 million to $365 million; up from previous guidance of $355 million to $360 million
     Gross Margin:
•	Gross Margin of approximately 81%
     EPS:
•	GAAP: earnings per share of $0.06 to $0.08; up from previous guidance of $(0.07) to $(0.05)

•	Non-GAAP: earnings per share of $1.03 to $1.05; up from previous guidance of $0.94 to $0.96

•	Earnings per share of $0.25 to $0.27 excluding intellectual property litigation and acquisition related costs per enclosed table; up from previous guidance of $0.11 to $0.13
Reconciliation of Non-GAAP Information
Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, which exclude stock-based compensation, amortization of acquired intangible assets, intellectual property litigation expenses, and acquisition related costs. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Second Quarter 2009 Results

(in thousands, except per share amounts)	$	Per Share
GAAP net earnings	$2,765	$0.07
IP litigation costs	995	0.03
Acquisition related costs	563	0.01

Earnings excluding other adjustments	4,323	0.11
Non-cash stock-based compensation	6,317	0.16
Amortization of acquired intangible assets	1,372	0.04

Non-GAAP earnings	$12,012	$0.31

Diluted weighted shares outstanding		38,301

Reconciliation of Year-to-Date 2009 Results

(in thousands, except per share amounts)	$	Per Share
GAAP net loss (A)	$(1,537)	$(0.04)
IP litigation costs	2,624	0.07
Acquisition related costs	2,476	0.07

Earnings excluding other adjustments	3,563	0.09
Non-cash stock-based compensation	12,999	0.34
Amortization of acquired intangible assets	2,708	0.07

Non-GAAP earnings (A)	$19,270	$0.51

Basic weighted shares outstanding		36,639

Diluted weighted shares outstanding		37,996

A-	GAAP loss per share is calculated using basic weighted shares outstanding; Non-GAAP earnings per share is calculated using diluted weighted shares outstanding.
Reconciliation of Full Year 2009 Guidance

	Range for Year Ending
	December 31, 2009
(in thousands, except per share amounts)	Low	High
GAAP net earnings per share	$0.06	$0.08
IP litigation costs	0.13	0.13
Acquisition related costs	0.06	0.06

Earnings per share excluding other adjustments	0.25	0.27
Non-cash stock-based compensation	0.65	0.65
Amortization of acquired intangible assets	0.13	0.13

Non-GAAP earnings per share	$1.03	$1.05

Diluted weighted shares outstanding	38,500	38,500

Conference Call
NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-4018 for domestic callers and 1-201-689-8471 for international. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.
After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com, through August 24. In addition, a telephonic replay of the call will be available until August 6, 2009. The replay dial-in numbers are 1-877-660-6853 for domestic callers and 1-201-612-7415 for international callers. Please use account number 3055 and conference ID number 327689.
About NuVasive
NuVasive is a medical device company focused on the design, development, and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused primarily on the $4.6 billion U.S. spine implant market. Additionally, the Company has expanded into the $1.5 billion global biologics market, the $1.5 billion international market, and is developing products for the emerging motion preservation market.
NuVasive’s principal product offering is based on its Maximum Access Surgery, or MAS® platform. The MAS platform combines four categories of products that collectively minimize soft tissue disruption during spine surgery with maximum visualization and safe, easy reproducibility for the surgeon: NeuroVision®, a proprietary software-driven nerve avoidance system; MaXcess®, a unique split-blade retractor system; a wide variety of specialized implants; and several biologic fusion enhancers. MAS significantly reduces surgery time and returns patients to activities of daily living much faster than conventional approaches. Having redefined spine surgery with the MAS platform’s lateral approach, known as eXtreme Lateral Interbody Fusion, or XLIF®, NuVasive has built an entire spine franchise. With nearly 50 products today spanning lumbar, thoracic and cervical applications, the Company will continue to expand and evolve its offering predicated on its R&D focus and dedication to outstanding service levels supported by a culture of Absolute Responsiveness®.
NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that the Company’s revenue or profitability projections may prove incorrect because of unexpected difficulty in generating sales or achieving anticipated profitability; the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
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NuVasive, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenues	$88,481	$57,417	$168,490	$108,601
Cost of goods sold	16,710	9,571	31,484	18,666

Gross profit	71,771	47,846	137,006	89,935

Operating expenses:
Sales, marketing and administrative	58,149	42,099	116,630	81,416
Research and development	9,200	6,426	19,393	13,402
In-process research and development	—	—	—	4,176

Total operating expenses	67,349	48,525	136,023	98,994

Interest (expense) / income and other, net	(2,110)	184	(3,203)	910
Net loss attributable to noncontrolling interest	453	—	683	—

Total other income (expense)	(1,657)	184	(2,520)	910

Net earnings (loss) attributable to NuVasive, Inc.	$2,765	$(495)	$(1,537)	$(8,149)

Net income (loss) per share:
Basic and diluted net income (loss ) per share	$0.07	$(0.01)	$(0.04)	$(0.23)

Weighted average shares — basic	36,910	35,663	36,639	35,543

Weighted average shares — diluted	38,301	35,663	36,639	35,543

Stock-based compensation is included in operating expenses in the following categories:
Sales, marketing and administrative	$5,243	$4,538	$10,484	$9,042
Research and development	1,074	610	2,515	1,256

	$6,317	$5,148	$12,999	$10,298

NuVasive, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$136,326	$132,318
Short-term marketable securities	25,100	45,738
Accounts receivable, net	48,528	51,622
Inventory, net	87,130	68,834
Prepaid expenses and other current assets	3,825	3,466

Total current assets	300,909	301,978
Property and equipment, net	77,830	73,686
Long-term marketable securities	19,351	45,305
Goodwill	87,265	2,332
Intangible assets, net	105,965	54,767
Other assets	7,674	9,338

Total assets	$598,994	$487,406

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$21,381	$26,633
Accrued payroll and related expenses	16,464	17,132
Acquisition milestone liabilities	12,350	—
Royalties payable	2,255	1,722

Total current liabilities	52,450	45,487
Senior convertible notes	230,000	230,000
Other long-term liabilities	59,958	24,288
Commitments and contingencies

Noncontrolling interests	14,317	—

Stockholders’ equity:
Common stock	38	36
Additional paid-in capital	439,303	383,293
Accumulated other comprehensive loss	(27)	(190)
Accumulated deficit	(197,045)	(195,508)

Total stockholders’ equity	242,269	187,631

Total liabilities and stockholders’ equity	$598,994	$487,406

NuVasive, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2009	2008
Operating activities:
Net loss	$(1,537)	$(8,149)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,811	8,449
In-process research and development	—	4,176
Stock-based compensation	12,999	10,298
NeoDisc technology costs	—	—
Other non-cash adjustments	3,328	312
Noncontrolling interest	(683)	—
Changes in operating assets and liabilities:
Accounts receivable	2,221	(5,044)
Inventory	(19,939)	(16,496)
Prepaid expenses and other current assets	(694)	(1,707)
Accounts payable and accrued liabilities	(288)	3,361
Accrued payroll and related expenses	(652)	(1,282)

Net cash used in operating activities	7,566	(6,082)
Investing activities:
Cash paid for acquisitions	—	(6,256)
Cash paid for Cervitech acquisition	(24,055)	—
Investment in Progentix	(10,000)	—
Acquisition related milestone payments	(10,000)	—
Purchases of property and equipment	(12,440)	(25,686)
Purchases of short-term marketable securities	(12,004)	(72,799)
Sales of short-term marketable securities	49,295	19,300
Purchases of long-term marketable securities	(17,674)	(51,709)
Sales of long-term marketable securities	26,975	3,500
Other assets	—	543

Net cash provided by / (used in) investing activities	(9,903)	(133,107)
Financing activities:
Payments of long-term liabilities	—	(300)
Issuance of convertible debt, net of costs	—	222,414
Purchase of convertible note hedges	—	(45,758)
Sale of warrants	—	31,786
Issuance of common stock	6,297	5,356

Net cash provided by financing activities	6,297	213,498
Effect of exchange rate changes on cash	48	—

Increase in cash and cash equivalents	4,008	74,309
Cash and cash equivalents at beginning of year	132,318	61,915

Cash and cash equivalents at end of year	$136,326	$136,224

Supplemental disclosure of non-cash transactions:
Leasehold improvements paid by lessor		$2,848
See accompanying notes to consolidated financial statements.